EXHIBIT 7.1

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080 Fax (248) 281-0940 30600 Telegraph Road, Suite 2175 Bingham Farms, MI 48025-4586 www.sucpas.com

May 3, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Re:	StreamTrack, Inc.
File No.:	333-153502

Commissioners:

We have read the Item 4.02 of the Form 8-K dated April 23, 2013 of StreamTrack, Inc. and are in agreement with the statements insofar as they relate to our firm.

We have no basis to agree or disagree with other statements of the Registrant contained therein.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC